Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluidigm Corporation 2011 Equity Incentive Plan of our report dated March 23, 2012, with respect to the consolidated financial statements and schedule of Fluidigm Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

March 23, 2012

Redwood City, California